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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                AMENDMENT NO. 6
                                      TO
                                    FORM 10
                  GENERAL FORM FOR REGISTRATION OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR (g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

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                            STILWELL FINANCIAL INC.
            (Exact name of registrant as specified in its charter)

              DELAWARE                                        43-1804048
    (State or other jurisdiction                           (I.R.S. Employer
  of incorporation or organization)                       Identification No.)

                 920 MAIN STREET, KANSAS CITY, MISSOURI 64105
                   (Address of principal executive offices)

                                 816-218-2400
               Registrant's Telephone Number Including Area Code

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       Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class to                 Name of Each Exchange on Which
         be Registered                      each Class is to be Registered
    ------------------------                ------------------------------
    Common Stock, par value                    New York Stock Exchange
         $.01 per share

    Preferred Stock Purchase                   New York Stock Exchange
             Rights

    Securities to be registered pursuant to Section 12(g) of the Act: None
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                               EXPLANATORY NOTE

This Amendment No. 6 to Form 10 Registration Statement has been prepared on a prospective basis on the assumption that, among other things, the Distribution (as hereinafter described) and the related transactions contemplated to occur prior to or contemporaneously with the Distribution will be consummated as contemplated by the Information Statement which is a part of this Registration Statement. There can be no assurance, however, that any or all of such transactions will occur or will occur as so contemplated. Any significant modifications or variations in the transactions contemplated will be reflected in an amendment or supplement to this Registration Statement.

                 (Remainder of page intentionally left blank.)

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                            STILWELL FINANCIAL INC.

                 INFORMATION INCLUDED IN INFORMATION STATEMENT
                     AND INCORPORATED HEREIN BY REFERENCE

              CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT
                             AND ITEMS OF FORM 10

1.   BUSINESS

          Summary; Introduction; Risk Factors; The Distribution; Management's Discussion and Analysis of Financial Condition and Results of Operations; Business; Index to Financial Statements

2.   FINANCIAL INFORMATION

     Summary -- Summary Financial and Operating Data; Risk Factors; Selected Financial and Operating Data; Financing; Management's Discussion and Analysis of Financial Condition and Results of Operations; Index to Financial Statements;
Exhibit 27 -- Financial Data Schedule

3.   PROPERTIES

          Business - Properties

4.   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The Distribution; Management; Principal Stockholders and Stock Owned Beneficially by Stilwell's Directors and Certain Executive Officers

5.   DIRECTORS AND EXECUTIVE OFFICERS

          Summary; Risk Factors; The Distribution; Relationship Between KCSI and Stilwell After the Distribution; Management; Description of Capital Stock

6.   EXECUTIVE COMPENSATION

          Relationship Between KCSI and Stilwell After the Distribution; Management; Principal Stockholders and Stock Owned Beneficially by Stilwell's Directors and Certain Executive Officers

7.   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          Summary; Introduction; Risk Factors; The Distribution; Relationship Between KCSI and Stilwell After the Distribution; Management; Certain Relationships and Related Transactions; Index to Financial Statements

8.   LEGAL PROCEEDINGS

          Business -- Legal Matters

9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

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          Summary; Introduction; Risk Factors; The Distribution; Management;
Principal Stockholders and Stock Owned Beneficially by Stilwell's Directors and Certain Executive Officers; Description of Capital Stock

10.  RECENT SALES OF UNREGISTERED SECURITIES

          Not Applicable

11.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

          Description of Capital Stock; Exhibit 3.1.1 - Amended and Restated Certificate of Incorporation of Stilwell Financial Inc.; Exhibit 3.1.2 - Certificate of Designation; Exhibit 3.2 - Amended and Restated Bylaws of Stilwell Financial Inc.; Exhibit 4.2.1 - Stockholders' Rights Agreement

12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Management; Description of Capital Stock; Exhibit 3.1.1 - Amended and Restated Certificate of Incorporation of Stilwell Financial Inc.; Exhibit 3.2 - Amended and Restated Bylaws of Stilwell Financial Inc.; Exhibit 10.1 - Representative Director Indemnification Agreement; Exhibit 10.2 - Representative Officer Indemnification Agreement

13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

          Summary -- Summary Financial and Operating Data; Capitalization; Selected Financial and Operating Data; Management's Discussion and Analysis of Financial Condition and Results of Operations; Index to Financial Statements

14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

          Not Applicable

15.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) The Financial Statements filed as a part of this Registration Statement on Form 10 are listed on the Index to Financial Statements contained on page F-1 of the Information Statement (Exhibit 99.1) forming a part hereof.

     (b)  Exhibits to Registration Statement on Form 10.

          The exhibit list included in this Form 10 is incorporated by reference in response to this Item 15(b).

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                                   SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        STILWELL FINANCIAL INC.

June 14, 2000                 By:  /s/ Landon H. Rowland
                              ------------------------------------
                              Name:  Landon H. Rowland
                              Title: President and Chief Executive Officer

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                                 EXHIBIT INDEX

EXHIBIT NO.                       DESCRIPTION


3.1.1 Delaware Certificate of Incorporation of Stilwell Financial Inc. as Amended and Restated on June 14, 2000 is attached as Exhibit 3.1.1.

3.1.2 Certificate of Designation dated June 15, 2000 establishing Series A Preferred Stock is attached as Exhibit 3.1.2.

3.2 Bylaws of Stilwell Financial Inc. as Amended and Restated on June 12, 2000 is attached as Exhibit 3.2.

4.1 Form of Certificate representing Stilwell Financial Inc. Common Stock is attached as Exhibit 4.1.

4.2.1 Stockholders' Rights Agreement, dated as of June 14, 2000, between Stilwell Financial Inc. and UMB Bank, N.A., as Rights Agent is attached as Exhibit 4.2.1.

4.2.2 Certificate of Designation establishing Series A Preferred Stock attached hereto as Exhibit 3.1.2 is hereby incorporated by reference as Exhibit 4.2.2.

4.3 Article FOURTH, Article FIFTH, Article SIXTH, Article SEVENTH and Article ELEVENTH of Exhibit 3.1.1 are hereby incorporated by reference as Exhibit 4.3.

4.4 Article II, Article III, Section 2 and Article V of Exhibit 3.2 are hereby incorporated by reference as Exhibit 4.4.

8.1 *     Internal Revenue Service Private Letter Ruling is attached as
          Exhibit 8.1.

10.1 *    Representative Director Indemnification Agreement is attached as
          Exhibit 10.1 with schedule.

10.2 *    Representative Officer Indemnification Agreement is attached as
          Exhibit 10.2 with schedule.

10.3 * Intercompany Agreement, dated as of August 16, 1999 between Kansas City Southern Industries, Inc. and Stilwell Financial Inc. is attached as Exhibit 10.3.

10.4 * Tax Disaffiliation Agreement, dated as of August 16, 1999, between Kansas City Southern Industries, Inc. and Stilwell Financial Inc. is attached as Exhibit 10.4.

10.5.1 The Registration Rights Agreement, dated October 24, 1995, by and between DST Systems, Inc. and Kansas City Southern Industries, Inc., which is attached as Exhibit 4.1 to the DST Systems, Inc. Registration Statement on Form S-1 dated October 30, 1995, as amended (Commission file no. 33-96526), is hereby incorporated by reference as Exhibit 10.5.1.

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10.5.2 *  Amendment to Registration Rights Agreement, dated June 30, 1999, by and between DST Systems, Inc. and Kansas City Southern Industries, Inc. is attached as Exhibit 10.5.2.

10.5.3 Assignment, Consent and Acceptance Agreement, dated as of August 11, 1999, by and among DST Systems, Inc. ("DST"), Kansas City Southern Industries, Inc. and Stilwell Financial Inc. which is attached as
          Exhibit 4.15.2 to DST's Form 10-Q for the quarter ended June 30, 1999 (Commission File No. 1-14036) is hereby incorporated by reference as
          Exhibit 10.5.3.

10.6.1 Amended Employment Agreement dated June 12, 2000 by and between Stilwell Financial Inc. and Landon H. Rowland is attached as Exhibit 10.6.1

10.6.2 Amended Employment Agreement dated June 12, 2000 by and between Stilwell Financial Inc. and Joseph D. Monello is attached as Exhibit 10.6.2

10.6.3 Amended Employment Agreement dated June 12, 2000 by and between Stilwell Financial Inc. and Danny R. Carpenter is attached as Exhibit 10.6.3

10.6.4 Amended Employment Agreement dated June 12, 2000 by and between Stilwell Financial Inc. and Anthony P. McCarthy is attached as Exhibit 10.6.4

10.7.1 * Stock Purchase Agreement, dated April 13, 1984, by and among Kansas City Southern Industries, Inc., Thomas H. Bailey, William C. Mangus, Bernard E. Niedermeyer III, Michael Stolper, and Jack R. Thompson is attached as Exhibit 10.7.1.

10.7.2 * Amendment to Stock Purchase Agreement, dated January 4, 1985, by and among Kansas City Southern Industries, Inc., Thomas H. Bailey, Bernard
          E. Niedermeyer III, Michael Stolper, and Jack R. Thompson is attached as Exhibit 10.7.2.

10.7.3 * Second Amendment to Stock Purchase Agreement, dated March 18, 1988, by and among Kansas City Southern Industries, Inc., Thomas H. Bailey, Michael Stolper, and Jack R. Thompson is attached as Exhibit 10.7.3.

10.7.4 * Third Amendment to Stock Purchase Agreement, dated February 5, 1990, by and among Kansas City Southern Industries, Inc., Thomas H. Bailey, Michael Stolper, and Jack R. Thompson is attached as Exhibit 10.7.4.

10.7.5 * Fourth Amendment to Stock Purchase Agreement, dated January 1, 1991, by and among Kansas City Southern Industries, Inc., Thomas H. Bailey, Michael Stolper, and Jack R. Thompson is attached as Exhibit 10.7.5.

10.7.6 * Assignment and Assumption Agreement and Fifth Amendment to Stock Purchase Agreement, dated November 19, 1999, by and among Kansas City Southern Industries, Inc., Stilwell Financial Inc.,

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          Thomas H. Bailey and Michael Stolper is attached as Exhibit 10.7.6.

10.8 * Stilwell Financial Inc. 1998 Long Term Incentive Stock Plan as Amended and Restated on August 11, 1999 is attached as Exhibit 10.8.

10.9 *    Stilwell Executive Plan dated August 11, 1999 is attached as Exhibit
          10.9.

10.10 * Stock Purchase Agreement, dated November 19, 1999, by and among Kansas City Southern Industries, Inc., Stilwell Financial Inc. and Janus Capital Corporation, is attached as Exhibit 10.10.

10.11.1 * 364-day Competitive Advance and Revolving Credit Facility Agreement dated as of January 11, 2000 among Kansas City Southern Industries, Inc. and the lenders named therein, which is attached as Exhibit 10.20 to Kansas City Southern Industries, Inc.'s Form 10-K for the year ended December 31, 1999 (Commission File No. 1-4717), is hereby incorporated by reference as Exhibit 10.11.1.

10.11.2 * Assignment, Assumption and Amendment Agreement dated as of January
          11, 2000, among Kansas City Southern Industries, Inc., Stilwell Financial Inc. and The Chase Manhattan Bank, as agent for the lenders named in the 364-day Competitive Advance and Revolving Credit Facility Agreement, which is attached as Exhibit 10.21 to Kansas City Southern Industries, Inc.'s Form 10-K for the year ended December 31, 1999 (Commission File No. 1-4717), is hereby incorporated by reference as
          Exhibit 10.11.2.

10.12     Stilwell Financial Inc. Employee Stock Purchase Plan is attached as
          Exhibit 10.12.

10.13 *   Stilwell Financial Inc. Employee Stock Ownership Plan is attached as
          Exhibit 10.13.

10.14 * Stilwell Financial Inc. 401(k) and Profit Sharing Plan is attached as Exhibit 10.14.

23.1      The Consent of Independent Accountants prepared pursuant to
          Item 601(b)(23) of Regulation S-K is attached as Exhibit 23.1

27 *      Financial Data Schedule is attached as Exhibit 27.

99.1 Stilwell Financial Inc. Information Statement, as amended, dated June 15, 2000 is attached as Exhibit 99.1.

99.2      Solvency and Surplus Opinion of Duff & Phelps, L.L.C. is attached as
          Exhibit 99.2.

99.3 The consolidated financial statements and related notes, together with the Report of Independent Accountants, of DST Systems, Inc. (an approximate 32% owned affiliate of Stilwell accounted for under the equity method) for the years ended December 31, 1997, 1998 and 1999, which are included in the DST Systems, Inc. Annual Report on Form 10-K for the year ended December 31, 1999

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          (Commission File No. 1-14036) are incorporated by reference in this
          Information Statement.

99.4 Opinion Letter of Rothgerber Johnson & Lyons LLP dated June 8, 2000, is attached as Exhibit 99.4.

* Previously filed.

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